Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2019 Financial Results
Loan growth and disciplined expense management

contribute to performance

JACKSON, Miss. – October 22, 2019 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $41.0 million in the third quarter of 2019, representing diluted earnings per share of $0.64.  Diluted earnings per share decreased 1.5% linked-quarter and increased 18.5% compared to the same quarter in the prior year.  This level of earnings resulted in a return on average tangible equity of 13.31% and a return on average assets of 1.21%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2019, to shareholders of record on December 1, 2019.

Third Quarter Highlights

•	Loans held for investment increased $106.9 million, or 1.2%, linked-quarter and $476.6 million, or 5.4%, from the prior year
•	The net interest margin (FTE), excluding acquired loans, was 3.61% in the third quarter, up 1 basis point from the prior quarter and 11 basis points year-over-year
•	Core noninterest expense, which excludes other real estate expense and intangible amortization, totaled $105.3 million, up 0.3% from the prior quarter and 2.5% year-over-year

Gerard R. Host, President and CEO, stated, “We are pleased to report solid financial results for the third quarter, reflecting Trustmark’s proven ability to successfully perform in the face of a challenging interest rate environment.  Our third-quarter results were driven by continued loan growth and disciplined expense management.  Trustmark also continued evaluating opportunities to better align delivery channels with customer preferences and deploy resources in higher growth markets.  With a team of dedicated associates, a history of consistent performance, and a focus on our strategic initiatives, Trustmark is well positioned to continue meeting the needs of our customers and creating long-term value for shareholders.”

Balance Sheet Management

•	Loans held for investment grew for the sixth consecutive quarter
•	Continued balance sheet and capital optimization through maturing investment securities run-off and share repurchases
•	Noninterest-bearing deposits represented 27.2% of total deposits at September 30, 2019

Loans held for investment totaled $9.2 billion at September 30, 2019, reflecting an increase of 1.2% linked-quarter and 5.4% from the prior year.  The growth was driven primarily by commercial real estate and construction and development loans.  Acquired loans totaled $81.0 million at September 30, 2019, down $6.9 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $9.3 billion at the end of the third quarter of 2019, up $100.0 million, or 1.1%, from the prior quarter and $425.0 million, or 4.8%, year-over-year.

Deposits totaled $11.3 billion at September 30, 2019, down $312.4 million from the prior quarter and up $297.3 million year-over-year.  The linked-quarter decline is primarily attributable to a seasonal decline in public funds.  The deposit mix shifted favorably during the third quarter as noninterest-bearing deposits increased 5.3% linked-quarter and 10.0% year-over-year to total $3.1 billion, representing 27.2% of total deposits.  Interest-bearing deposit costs totaled 0.96% in the third quarter, a decrease of 3 basis points linked-quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with approximately 57% of deposit balances in checking accounts.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  During the third quarter, Trustmark repurchased $4.5 million, or approximately 139 thousand of its common shares in open market transactions.  At September 30, 2019, Trustmark had $82.5 million in remaining authority under its existing stock repurchase program, which expires March 31, 2020.  At September 30, 2019, Trustmark’s tangible equity to tangible assets ratio was 9.53%, while the total risk-based capital ratio was 13.15%.

Credit Quality

•	Allowance for loan losses represented 357.15% of nonperforming loans, excluding specifically reviewed impaired loans
•	Net charge-offs represented 0.01% of average loans in the third quarter

Nonperforming loans totaled $59.0 million at September 30, 2019, up $6.1 million from the prior quarter and down $8.8 million year-over-year.  Other real estate totaled $32.0 million, up $731 thousand from the prior quarter and down $4.5 million from the same period one year earlier. Collectively, nonperforming assets totaled $91.0 million, reflecting a linked-quarter increase of 8.2% and year-over-year decrease of 12.8%.

Allocation of Trustmark's $83.2 million allowance for loan losses represented 0.98% of commercial loans and 0.61% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.90% at September 30, 2019, representing a level management considers commensurate with the inherent risk in the loan portfolio.

Unless otherwise noted, all of the above credit quality metrics exclude acquired loans.

Revenue Generation

•	Net interest margin (FTE), excluding acquired loans, was 3.61%, up 1 basis point from the prior quarter and 11 basis points from the previous year
•	Net interest income (FTE) totaled $111.7 million in the third quarter, up 0.7% linked-quarter and 1.4% year-over-year
•	Noninterest income totaled $48.3 million in the third quarter, representing 31.3% of revenue excluding acquired loans

Net interest income (FTE) in the third quarter totaled $111.7 million, resulting in a net interest margin of 3.66%, up 2 basis points from the prior quarter.  Relative to the prior quarter, net interest income (FTE) increased $743 thousand, reflecting a $93 thousand increase in interest income and a $650 thousand decrease in interest expense.  During the third quarter of 2019, the yield on acquired loans totaled 11.08% and included $1.1 million in recoveries from the settlement of debt, which represented approximately 5.09% of the annualized total acquired loan yield. Excluding acquired loans, the net interest margin totaled 3.61% for the third quarter of 2019, up 1 basis point from the prior quarter as a decline in the yield on the loans held for investment and held for sale portfolio was offset by runoff of maturing investment securities, decline in other earning assets, favorable funding mix, and lower cost of interest-bearing deposits.

Noninterest income in the third quarter totaled $48.3 million, a decrease of $1.3 million from the prior quarter and an increase of $1.2 million when compared to the same period in the prior year.  Mortgage loan production in the third quarter totaled $566.2 million, up 36.7% from the prior quarter and 42.4% year-over-year.  Gain on sales of loans, net totaled $8.5 million in the third quarter, up $2.9 million from the second quarter.  This increase was more than offset by a $3.7 million increase in negative net mortgage hedge ineffectiveness.  Mortgage banking revenue totaled $8.2 million in the third quarter.

Insurance revenue totaled $11.1 million in the third quarter, unchanged from the prior quarter and up 2.9% year-over-year due to broad based growth in commissions.  Wealth management revenue in the third quarter totaled $7.7 million, unchanged from the second quarter as increases in brokerage and investment services were offset by a decline in trust management fees. Bank card and other fees increased 4.3% from the prior quarter and 11.9% year-over-year primarily due to higher customer derivative revenue. Service charges on deposit accounts increased 6.6% from the prior quarter and remained flat year-over-year.

Noninterest Expense

•	Total noninterest expense for the third quarter was $106.9 million, up 0.7% from the prior quarter and 1.5% year-over-year
•	Effective tax rate declined to 12.8% in the third quarter
•	Continued to realign delivery channels to reflect changing customer preferences

Salaries and employee benefits increased $546 thousand from the prior quarter to total $62.5 million, primarily due to higher mortgage commissions as a result of increased production.  Services and fees rose $829 thousand linked-quarter reflecting continued software investments designed to improve efficiency and customer experience as well as an increase in professional fees.  Other real estate expense, net increased $399 thousand linked-quarter while other expense declined $1.0 million linked-quarter to total $10.8 million.

Included in other expense in the third quarter is a recovery of $1.6 million in litigation related expenses incurred in prior periods.  Other expense also reflects contributions totaling $1.1 million related to Trustmark’s participation in The Children’s Promise Act, which provides a dollar-for-dollar Mississippi state tax credit to individuals and businesses for donations to eligible charitable organizations.  This tax benefit is reflected in Trustmark’s effective tax rate of 12.8% in the third quarter.

Trustmark continues to evaluate delivery channels across its footprint to reflect changing customer preferences and reallocate resources to markets with attractive growth opportunities.  Trustmark remains committed to providing the highest quality service in its legacy markets while seeking to further establish a presence in higher growth markets.  In the third quarter of 2019, Trustmark closed three offices and opened one office; year-to-date, Trustmark closed five offices and opened two offices.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 23, 2019 at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, November 6, 2019, in archived format at the same web address or by calling (877) 344-7529, passcode 10135486.

Trustmark is a financial services company providing banking and financial solutions through 193 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including potential market impacts of efforts by the Board of Governors of the Federal Reserve System (FRB) to reduce the size of its balance sheet, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2019
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2019	6/30/2019	9/30/2018	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,570,803	$1,661,464	$1,937,807	$(90,661)	-5.5%	$(367,004)	-18.9%
Securities AFS-nontaxable	25,096	31,474	41,889	(6,378)	-20.3%	(16,793)	-40.1%
Securities HTM-taxable	778,098	821,357	933,294	(43,259)	-5.3%	(155,196)	-16.6%
Securities HTM-nontaxable	26,088	27,035	29,183	(947)	-3.5%	(3,095)	-10.6%
Total securities	2,400,085	2,541,330	2,942,173	(141,245)	-5.6%	(542,088)	-18.4%
Loans (including loans held for sale)	9,436,287	9,260,028	8,907,588	176,259	1.9%	528,699	5.9%
Acquired loans	82,641	91,217	147,811	(8,576)	-9.4%	(65,170)	-44.1%
Fed funds sold and rev repos	3,662	34,057	477	(30,395)	-89.2%	3,185	n/m
Other earning assets	176,163	316,604	189,471	(140,441)	-44.4%	(13,308)	-7.0%
Total earning assets	12,098,838	12,243,236	12,187,520	(144,398)	-1.2%	(88,682)	-0.7%
Allowance for loan losses	(83,756)	(81,996)	(86,496)	(1,760)	-2.1%	2,740	3.2%
Other assets	1,447,977	1,467,462	1,366,276	(19,485)	-1.3%	81,701	6.0%
Total assets	$13,463,059	$13,628,702	$13,467,300	$(165,643)	-1.2%	$(4,241)	0.0%

Interest-bearing demand deposits	$3,085,758	$3,048,876	$2,602,658	$36,882	1.2%	$483,100	18.6%
Savings deposits	3,568,403	3,801,187	3,722,533	(232,784)	-6.1%	(154,130)	-4.1%
Time deposits	1,753,083	1,840,065	1,851,866	(86,982)	-4.7%	(98,783)	-5.3%
Total interest-bearing deposits	8,407,244	8,690,128	8,177,057	(282,884)	-3.3%	230,187	2.8%
Fed funds purchased and repos	142,064	51,264	347,489	90,800	n/m	(205,425)	-59.1%
Other borrowings	78,404	81,352	187,196	(2,948)	-3.6%	(108,792)	-58.1%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,689,568	8,884,600	8,773,598	(195,032)	-2.2%	(84,030)	-1.0%
Noninterest-bearing deposits	2,932,754	2,898,266	2,894,061	34,488	1.2%	38,693	1.3%
Other liabilities	206,091	240,091	202,053	(34,000)	-14.2%	4,038	2.0%
Total liabilities	11,828,413	12,022,957	11,869,712	(194,544)	-1.6%	(41,299)	-0.3%
Shareholders' equity	1,634,646	1,605,745	1,597,588	28,901	1.8%	37,058	2.3%
Total liabilities and equity	$13,463,059	$13,628,702	$13,467,300	$(165,643)	-1.2%	$(4,241)	0.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2019
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2019	6/30/2019	9/30/2018	$ Change	% Change	$ Change	% Change
Cash and due from banks	$486,263	$404,413	$432,471	$81,850	20.2%	$53,792	12.4%
Fed funds sold and rev repos	—	75,499	1,000	(75,499)	-100.0%	(1,000)	-100.0%
Securities available for sale	1,553,705	1,643,725	1,864,633	(90,020)	-5.5%	(310,928)	-16.7%
Securities held to maturity	785,422	825,536	943,883	(40,114)	-4.9%	(158,461)	-16.8%
Loans held for sale (LHFS)	292,800	240,380	182,664	52,420	21.8%	110,136	60.3%
Loans held for investment (LHFI)	9,223,668	9,116,759	8,747,030	106,909	1.2%	476,638	5.4%
Allowance for loan losses, LHFI	(83,226)	(80,399)	(88,874)	(2,827)	-3.5%	5,648	6.4%
Net LHFI	9,140,442	9,036,360	8,658,156	104,082	1.2%	482,286	5.6%
Acquired loans	81,004	87,884	132,615	(6,880)	-7.8%	(51,611)	-38.9%
Allowance for loan losses, acquired loans	(1,249)	(1,398)	(1,714)	149	10.7%	465	27.1%
Net acquired loans	79,755	86,486	130,901	(6,731)	-7.8%	(51,146)	-39.1%
Net LHFI and acquired loans	9,220,197	9,122,846	8,789,057	97,351	1.1%	431,140	4.9%
Premises and equipment, net	188,423	189,820	178,739	(1,397)	-0.7%	9,684	5.4%
Mortgage servicing rights	73,016	79,283	101,374	(6,267)	-7.9%	(28,358)	-28.0%
Goodwill	379,627	379,627	379,627	—	0.0%	—	0.0%
Identifiable intangible assets	8,345	9,101	12,391	(756)	-8.3%	(4,046)	-32.7%
Other real estate	31,974	31,243	36,475	731	2.3%	(4,501)	-12.3%
Operating lease right-of-use assets	33,180	32,762	—	418	1.3%	33,180	n/m
Other assets	531,834	514,723	517,498	17,111	3.3%	14,336	2.8%
Total assets	$13,584,786	$13,548,958	$13,439,812	$35,828	0.3%	$144,974	1.1%

Deposits:
Noninterest-bearing	$3,064,127	$2,909,141	$2,786,539	$154,986	5.3%	$277,588	10.0%
Interest-bearing	8,190,056	8,657,488	8,170,371	(467,432)	-5.4%	19,685	0.2%
Total deposits	11,254,183	11,566,629	10,956,910	(312,446)	-2.7%	297,273	2.7%
Fed funds purchased and repos	376,712	51,800	486,865	324,912	n/m	(110,153)	-22.6%
Other borrowings	76,685	79,012	190,919	(2,327)	-2.9%	(114,234)	-59.8%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Operating lease liabilities	34,319	33,878	—	441	1.3%	34,319	n/m
Other liabilities	135,669	137,233	143,658	(1,564)	-1.1%	(7,989)	-5.6%
Total liabilities	11,939,424	11,930,408	11,840,208	9,016	0.1%	99,216	0.8%
Common stock	13,390	13,418	14,089	(28)	-0.2%	(699)	-5.0%
Capital surplus	257,370	260,619	362,868	(3,249)	-1.2%	(105,498)	-29.1%
Retained earnings	1,395,460	1,369,329	1,302,593	26,131	1.9%	92,867	7.1%
Accum other comprehensive loss, net of tax	(20,858)	(24,816)	(79,946)	3,958	15.9%	59,088	73.9%
Total shareholders' equity	1,645,362	1,618,550	1,599,604	26,812	1.7%	45,758	2.9%
Total liabilities and equity	$13,584,786	$13,548,958	$13,439,812	$35,828	0.3%	$144,974	1.1%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2019
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2019	6/30/2019	9/30/2018	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$116,432	$114,873	$105,993	$1,559	1.4%	$10,439	9.8%
Interest and fees on acquired loans	2,309	2,010	4,033	299	14.9%	(1,724)	-42.7%
Interest on securities-taxable	13,184	13,916	16,186	(732)	-5.3%	(3,002)	-18.5%
Interest on securities-tax exempt-FTE	485	551	656	(66)	-12.0%	(171)	-26.1%
Interest on fed funds sold and rev repos	23	214	3	(191)	-89.3%	20	n/m
Other interest income	1,044	1,820	1,050	(776)	-42.6%	(6)	-0.6%
Total interest income-FTE	133,477	133,384	127,921	93	0.1%	5,556	4.3%
Interest on deposits	20,385	21,500	14,972	(1,115)	-5.2%	5,413	36.2%
Interest on fed funds pch and repos	547	81	1,348	466	n/m	(801)	-59.4%
Other interest expense	830	831	1,467	(1)	-0.1%	(637)	-43.4%
Total interest expense	21,762	22,412	17,787	(650)	-2.9%	3,975	22.3%
Net interest income-FTE	111,715	110,972	110,134	743	0.7%	1,581	1.4%
Provision for loan losses, LHFI	3,039	2,486	8,673	553	22.2%	(5,634)	-65.0%
Provision for loan losses, acquired loans	(140)	106	(467)	(246)	n/m	327	70.0%
Net interest income after provision-FTE	108,816	108,380	101,928	436	0.4%	6,888	6.8%
Service charges on deposit accounts	11,065	10,379	11,075	686	6.6%	(10)	-0.1%
Bank card and other fees	8,349	8,004	7,459	345	4.3%	890	11.9%
Mortgage banking, net	8,171	10,295	8,647	(2,124)	-20.6%	(476)	-5.5%
Insurance commissions	11,072	11,089	10,765	(17)	-0.2%	307	2.9%
Wealth management	7,691	7,742	7,789	(51)	-0.7%	(98)	-1.3%
Other, net	1,989	2,130	1,358	(141)	-6.6%	631	46.5%
Nonint inc-excl sec gains (losses), net	48,337	49,639	47,093	(1,302)	-2.6%	1,244	2.6%
Security gains (losses), net	—	—	—	—	n/m	—	n/m
Total noninterest income	48,337	49,639	47,093	(1,302)	-2.6%	1,244	2.6%
Salaries and employee benefits	62,495	61,949	60,847	546	0.9%	1,648	2.7%
Services and fees	18,838	18,009	16,404	829	4.6%	2,434	14.8%
Net occupancy-premises	6,831	6,403	6,910	428	6.7%	(79)	-1.1%
Equipment expense	5,971	5,958	6,200	13	0.2%	(229)	-3.7%
Other real estate expense, net	531	132	1,168	399	n/m	(637)	-54.5%
FDIC assessment expense	1,400	1,836	1,999	(436)	-23.7%	(599)	-30.0%
Other expense	10,787	11,814	11,695	(1,027)	-8.7%	(908)	-7.8%
Total noninterest expense	106,853	106,101	105,223	752	0.7%	1,630	1.5%
Income before income taxes and tax eq adj	50,300	51,918	43,798	(1,618)	-3.1%	6,502	14.8%
Tax equivalent adjustment	3,249	3,248	3,151	1	0.0%	98	3.1%
Income before income taxes	47,051	48,670	40,647	(1,619)	-3.3%	6,404	15.8%
Income taxes	6,016	6,530	4,394	(514)	-7.9%	1,622	36.9%
Net income	$41,035	$42,140	$36,253	$(1,105)	-2.6%	$4,782	13.2%

Per share data
Earnings per share - basic	$0.64	$0.65	$0.54	$(0.01)	-1.5%	$0.10	18.5%

Earnings per share - diluted	$0.64	$0.65	$0.54	$(0.01)	-1.5%	$0.10	18.5%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	64,358,540	64,677,889	67,621,345

Diluted	64,514,605	64,815,029	67,796,346

Period end shares outstanding	64,262,779	64,398,846	67,621,369

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2019
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2019	6/30/2019	9/30/2018	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$2,936	$2,327	$3,953	$609	26.2%	$(1,017)	-25.7%
Florida	311	330	1,180	(19)	-5.8%	(869)	-73.6%
Mississippi (2)	43,895	39,373	41,351	4,522	11.5%	2,544	6.2%
Tennessee (3)	10,193	8,455	13,195	1,738	20.6%	(3,002)	-22.8%
Texas	1,695	2,403	8,157	(708)	-29.5%	(6,462)	-79.2%
Total nonaccrual loans	59,030	52,888	67,836	6,142	11.6%	(8,806)	-13.0%
Other real estate
Alabama	6,501	6,451	7,526	50	0.8%	(1,025)	-13.6%
Florida	6,983	7,826	8,931	(843)	-10.8%	(1,948)	-21.8%
Mississippi (2)	17,646	15,511	18,191	2,135	13.8%	(545)	-3.0%
Tennessee (3)	844	815	1,083	29	3.6%	(239)	-22.1%
Texas	—	640	744	(640)	-100.0%	(744)	-100.0%
Total other real estate	31,974	31,243	36,475	731	2.3%	(4,501)	-12.3%
Total nonperforming assets	$91,004	$84,131	$104,311	$6,873	8.2%	$(13,307)	-12.8%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$878	$1,245	$726	$(367)	-29.5%	$152	20.9%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$36,445	$38,355	$34,115	$(1,910)	-5.0%	$2,330	6.8%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (1)	9/30/2019	6/30/2019	9/30/2018	$ Change	% Change	$ Change	% Change
Beginning Balance	$80,399	$79,005	$83,566	$1,394	1.8%	$(3,167)	-3.8%
Transfers (4)	—	—	772	—	n/m	(772)	-100.0%
Provision for loan losses	3,039	2,486	8,673	553	22.2%	(5,634)	-65.0%
Charge-offs	(2,892)	(2,937)	(7,017)	45	1.5%	4,125	58.8%
Recoveries	2,680	1,845	2,880	835	45.3%	(200)	-6.9%
Net (charge-offs) recoveries	(212)	(1,092)	(4,137)	880	80.6%	3,925	-94.9%
Ending Balance	$83,226	$80,399	$88,874	$2,827	3.5%	$(5,648)	-6.4%

PROVISION FOR LOAN LOSSES (1)
Alabama	$561	$1,187	$593	$(626)	-52.7%	$(32)	-5.4%
Florida	(154)	48	(431)	(202)	n/m	277	64.3%
Mississippi (2)	1,528	1,970	(1,630)	(442)	-22.4%	3,158	n/m
Tennessee (3)	2,175	514	8,100	1,661	n/m	(5,925)	-73.1%
Texas	(1,071)	(1,233)	2,041	162	13.1%	(3,112)	n/m
Total provision for loan losses	$3,039	$2,486	$8,673	$553	22.2%	$(5,634)	-65.0%

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$329	$278	$198	$51	18.3%	$131	66.2%
Florida	(136)	(130)	(586)	(6)	-4.6%	450	76.8%
Mississippi (2)	(391)	907	4,677	(1,298)	n/m	(5,068)	n/m
Tennessee (3)	483	44	(96)	439	n/m	579	n/m
Texas	(73)	(7)	(56)	(66)	n/m	(17)	-30.4%
Total net charge-offs (recoveries)	$212	$1,092	$4,137	$(880)	-80.6%	$(3,925)	-94.9%

(1) Excludes acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

(4)  The allowance for loan losses balance related to the remaining loans acquired in the Heritage acquisition and the Reliance merger, which were transferred from acquired impaired loans to LHFI during the third quarter of 2018.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2019
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Securities AFS-taxable	$1,570,803	$1,661,464	$1,753,268	$1,847,421	$1,937,807	$1,661,177	$2,038,492
Securities AFS-nontaxable	25,096	31,474	40,159	38,821	41,889	32,188	49,906
Securities HTM-taxable	778,098	821,357	866,665	893,186	933,294	821,716	970,263
Securities HTM-nontaxable	26,088	27,035	28,710	29,143	29,183	27,268	30,738
Total securities	2,400,085	2,541,330	2,688,802	2,808,571	2,942,173	2,542,349	3,089,399
Loans (including loans held for sale)	9,436,287	9,260,028	9,038,204	8,933,501	8,907,588	9,246,298	8,751,665
Acquired loans	82,641	91,217	104,316	127,747	147,811	92,645	197,352
Fed funds sold and rev repos	3,662	34,057	277	843	477	12,678	673
Other earning assets	176,163	316,604	243,493	200,282	189,471	245,173	196,470
Total earning assets	12,098,838	12,243,236	12,075,092	12,070,944	12,187,520	12,139,143	12,235,559
Allowance for loan losses	(83,756)	(81,996)	(82,227)	(85,842)	(86,496)	(82,665)	(85,054)
Other assets	1,447,977	1,467,462	1,447,611	1,362,831	1,366,276	1,454,350	1,364,959
Total assets	$13,463,059	$13,628,702	$13,440,476	$13,347,933	$13,467,300	$13,510,828	$13,515,464

Interest-bearing demand deposits	$3,085,758	$3,048,876	$2,899,467	$2,722,841	$2,602,658	$3,012,049	$2,483,014
Savings deposits	3,568,403	3,801,187	3,786,835	3,565,682	3,722,533	3,718,008	3,773,324
Time deposits	1,753,083	1,840,065	1,881,556	1,892,983	1,851,866	1,824,431	1,800,167
Total interest-bearing deposits	8,407,244	8,690,128	8,567,858	8,181,506	8,177,057	8,554,488	8,056,505
Fed funds purchased and repos	142,064	51,264	84,352	340,094	347,489	92,771	326,129
Other borrowings	78,404	81,352	90,804	90,252	187,196	83,475	394,333
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,689,568	8,884,600	8,804,870	8,673,708	8,773,598	8,792,590	8,838,823
Noninterest-bearing deposits	2,932,754	2,898,266	2,824,220	2,862,161	2,894,061	2,885,478	2,902,100
Other liabilities	206,091	240,091	221,199	216,932	202,053	222,404	190,446
Total liabilities	11,828,413	12,022,957	11,850,289	11,752,801	11,869,712	11,900,472	11,931,369
Shareholders' equity	1,634,646	1,605,745	1,590,187	1,595,132	1,597,588	1,610,356	1,584,095
Total liabilities and equity	$13,463,059	$13,628,702	$13,440,476	$13,347,933	$13,467,300	$13,510,828	$13,515,464

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2019
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Cash and due from banks	$486,263	$404,413	$454,047	$349,561	$432,471
Fed funds sold and rev repos	—	75,499	—	830	1,000
Securities available for sale	1,553,705	1,643,725	1,723,445	1,811,813	1,864,633
Securities held to maturity	785,422	825,536	884,319	909,643	943,883
Loans held for sale (LHFS)	292,800	240,380	172,683	153,799	182,664
Loans held for investment (LHFI)	9,223,668	9,116,759	8,995,014	8,835,868	8,747,030
Allowance for loan losses, LHFI	(83,226)	(80,399)	(79,005)	(79,290)	(88,874)
Net LHFI	9,140,442	9,036,360	8,916,009	8,756,578	8,658,156
Acquired loans	81,004	87,884	93,201	106,932	132,615
Allowance for loan losses, acquired loans	(1,249)	(1,398)	(1,297)	(1,231)	(1,714)
Net acquired loans	79,755	86,486	91,904	105,701	130,901
Net LHFI and acquired loans	9,220,197	9,122,846	9,007,913	8,862,279	8,789,057
Premises and equipment, net	188,423	189,820	189,743	178,668	178,739
Mortgage servicing rights	73,016	79,283	86,842	95,596	101,374
Goodwill	379,627	379,627	379,627	379,627	379,627
Identifiable intangible assets	8,345	9,101	10,092	11,112	12,391
Other real estate	31,974	31,243	32,139	34,668	36,475
Operating lease right-of-use assets	33,180	32,762	33,861	—	—
Other assets	531,834	514,723	503,306	498,864	517,498
Total assets	$13,584,786	$13,548,958	$13,478,017	$13,286,460	$13,439,812

Deposits:
Noninterest-bearing	$3,064,127	$2,909,141	$2,867,778	$2,937,594	$2,786,539
Interest-bearing	8,190,056	8,657,488	8,667,037	8,426,817	8,170,371
Total deposits	11,254,183	11,566,629	11,534,815	11,364,411	10,956,910
Fed funds purchased and repos	376,712	51,800	46,867	50,471	486,865
Other borrowings	76,685	79,012	83,265	79,885	190,919
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Operating lease liabilities	34,319	33,878	34,921	—	—
Other liabilities	135,669	137,233	129,265	138,384	143,658
Total liabilities	11,939,424	11,930,408	11,890,989	11,695,007	11,840,208
Common stock	13,390	13,418	13,499	13,717	14,089
Capital surplus	257,370	260,619	272,268	309,545	362,868
Retained earnings	1,395,460	1,369,329	1,342,176	1,323,870	1,302,593
Accum other comprehensive loss, net of tax	(20,858)	(24,816)	(40,915)	(55,679)	(79,946)
Total shareholders' equity	1,645,362	1,618,550	1,587,028	1,591,453	1,599,604
Total liabilities and equity	$13,584,786	$13,548,958	$13,478,017	$13,286,460	$13,439,812

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2019
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Interest and fees on LHFS & LHFI-FTE	$116,432	$114,873	$109,890	$107,709	$105,993	$341,195	$300,466
Interest and fees on acquired loans	2,309	2,010	1,916	3,183	4,033	6,235	13,932
Interest on securities-taxable	13,184	13,916	14,665	15,496	16,186	41,765	50,586
Interest on securities-tax exempt-FTE	485	551	646	617	656	1,682	2,213
Interest on fed funds sold and rev repos	23	214	2	4	3	239	10
Other interest income	1,044	1,820	1,603	1,158	1,050	4,467	3,038
Total interest income-FTE	133,477	133,384	128,722	128,167	127,921	395,583	370,245
Interest on deposits	20,385	21,500	19,570	17,334	14,972	61,455	36,602
Interest on fed funds pch and repos	547	81	288	1,528	1,348	916	3,260
Other interest expense	830	831	825	894	1,467	2,486	6,574
Total interest expense	21,762	22,412	20,683	19,756	17,787	64,857	46,436
Net interest income-FTE	111,715	110,972	108,039	108,411	110,134	330,726	323,809
Provision for loan losses, LHFI	3,039	2,486	1,611	2,192	8,673	7,136	15,801
Provision for loan losses, acquired loans	(140)	106	78	(247)	(467)	44	(758)
Net interest income after provision-FTE	108,816	108,380	106,350	106,466	101,928	323,546	308,766
Service charges on deposit accounts	11,065	10,379	10,265	11,123	11,075	31,709	32,579
Bank card and other fees	8,349	8,004	7,191	7,750	7,459	23,544	21,155
Mortgage banking, net	8,171	10,295	3,442	5,716	8,647	21,908	28,958
Insurance commissions	11,072	11,089	10,871	9,562	10,765	33,032	30,919
Wealth management	7,691	7,742	7,483	7,504	7,789	22,916	22,834
Other, net	1,989	2,130	2,239	1,904	1,358	6,358	4,832
Nonint inc-excl sec gains (losses), net	48,337	49,639	41,491	43,559	47,093	139,467	141,277
Security gains (losses), net	—	—	—	—	—	—	—
Total noninterest income	48,337	49,639	41,491	43,559	47,093	139,467	141,277
Salaries and employee benefits	62,495	61,949	60,954	58,736	60,847	185,398	179,297
Services and fees	18,838	18,009	16,968	17,910	16,404	53,815	48,472
Net occupancy-premises	6,831	6,403	6,454	6,741	6,910	19,688	19,962
Equipment expense	5,971	5,958	5,924	6,329	6,200	17,853	18,501
Other real estate expense, net	531	132	1,752	61	1,168	2,415	1,941
FDIC assessment expense	1,400	1,836	1,758	1,897	1,999	4,994	7,532
Other expense	10,787	11,814	12,211	12,253	11,695	34,812	35,783
Total noninterest expense	106,853	106,101	106,021	103,927	105,223	318,975	311,488
Income before income taxes and tax eq adj	50,300	51,918	41,820	46,098	43,798	144,038	138,555
Tax equivalent adjustment	3,249	3,248	3,231	3,231	3,151	9,728	9,569
Income before income taxes	47,051	48,670	38,589	42,867	40,647	134,310	128,986
Income taxes	6,016	6,530	5,250	6,179	4,394	17,796	16,090
Net income	$41,035	$42,140	$33,339	$36,688	$36,253	$116,514	$112,896

Per share data
Earnings per share - basic	$0.64	$0.65	$0.51	$0.55	$0.54	$1.80	$1.67

Earnings per share - diluted	$0.64	$0.65	$0.51	$0.55	$0.54	$1.80	$1.67

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	64,358,540	64,677,889	65,239,470	66,839,504	67,621,345	64,755,406	67,728,871

Diluted	64,514,605	64,815,029	65,378,500	67,028,978	67,796,346	64,889,916	67,875,925

Period end shares outstanding	64,262,779	64,398,846	64,789,943	65,834,395	67,621,369	64,262,779	67,621,369

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2019
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Nonaccrual loans
Alabama	$2,936	$2,327	$2,971	$3,361	$3,953
Florida	311	330	408	1,175	1,180
Mississippi (2)	43,895	39,373	41,145	44,331	41,351
Tennessee (3)	10,193	8,455	8,806	8,696	13,195
Texas	1,695	2,403	3,093	4,061	8,157
Total nonaccrual loans	59,030	52,888	56,423	61,624	67,836
Other real estate
Alabama	6,501	6,451	6,878	6,873	7,526
Florida	6,983	7,826	8,120	8,771	8,931
Mississippi (2)	17,646	15,511	15,421	17,255	18,191
Tennessee (3)	844	815	994	1,025	1,083
Texas	—	640	726	744	744
Total other real estate	31,974	31,243	32,139	34,668	36,475
Total nonperforming assets	$91,004	$84,131	$88,562	$96,292	$104,311

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$878	$1,245	$670	$856	$726

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$36,445	$38,355	$40,793	$37,384	$34,115

	Quarter Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES (1)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Beginning Balance	$80,399	$79,005	$79,290	$88,874	$83,566	$79,290	$76,733
Transfers (4)	—	—	—	—	772	—	1,554
Provision for loan losses	3,039	2,486	1,611	2,192	8,673	7,136	15,801
Charge-offs	(2,892)	(2,937)	(4,033)	(16,509)	(7,017)	(9,862)	(12,980)
Recoveries	2,680	1,845	2,137	4,733	2,880	6,662	7,766
Net (charge-offs) recoveries	(212)	(1,092)	(1,896)	(11,776)	(4,137)	(3,200)	(5,214)
Ending Balance	$83,226	$80,399	$79,005	$79,290	$88,874	$83,226	$88,874

PROVISION FOR LOAN LOSSES (1)
Alabama	$561	$1,187	$791	$(346)	$593	$2,539	$1,645
Florida	(154)	48	(595)	(160)	(431)	(701)	(2,105)
Mississippi (2)	1,528	1,970	119	(3,594)	(1,630)	3,617	3,802
Tennessee (3)	2,175	514	(234)	3,039	8,100	2,455	7,914
Texas	(1,071)	(1,233)	1,530	3,253	2,041	(774)	4,545
Total provision for loan losses	$3,039	$2,486	$1,611	$2,192	$8,673	$7,136	$15,801

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$329	$278	$15	$203	$198	$622	$394
Florida	(136)	(130)	(227)	(238)	(586)	(493)	(1,668)
Mississippi (2)	(391)	907	2,130	(1,873)	4,677	2,646	6,649
Tennessee (3)	483	44	50	7,875	(96)	577	83
Texas	(73)	(7)	(72)	5,809	(56)	(152)	(244)
Total net charge-offs (recoveries)	$212	$1,092	$1,896	$11,776	$4,137	$3,200	$5,214

(1) Excludes acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

(4)  The allowance for loan losses balance related to the remaining loans acquired in the Bay Bank merger, which were transferred from acquired impaired loans to LHFI during the second quarter of 2018, and the remaining loans acquired in the Heritage acquisition and the Reliance merger, which were transferred from acquired impaired loans to LHFI during the third quarter of 2018.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2019
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Return on equity	9.96%	10.53%	8.50%	9.12%	9.00%	9.67%	9.53%
Return on average tangible equity	13.31%	14.14%	11.55%	12.41%	12.26%	13.01%	13.02%
Return on assets	1.21%	1.24%	1.01%	1.09%	1.07%	1.15%	1.12%
Interest margin - Yield - FTE	4.38%	4.37%	4.32%	4.21%	4.16%	4.36%	4.05%
Interest margin - Cost	0.71%	0.73%	0.69%	0.65%	0.58%	0.71%	0.51%
Net interest margin - FTE	3.66%	3.64%	3.63%	3.56%	3.59%	3.64%	3.54%
Efficiency ratio (1)	64.98%	64.55%	68.08%	66.58%	64.46%	65.82%	64.78%
Full-time equivalent employees	2,835	2,819	2,839	2,856	2,889

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.01%	0.05%	0.09%	0.52%	0.18%	0.05%	0.08%
Provision for loan losses/average loans	0.13%	0.11%	0.07%	0.10%	0.39%	0.10%	0.24%
Nonperforming loans/total loans (incl LHFS)	0.62%	0.57%	0.62%	0.69%	0.76%
Nonperforming assets/total loans (incl LHFS)	0.96%	0.90%	0.97%	1.07%	1.17%
Nonperforming assets/total loans (incl LHFS) +ORE	0.95%	0.90%	0.96%	1.07%	1.16%
ALL/total loans (excl LHFS)	0.90%	0.88%	0.88%	0.90%	1.02%
ALL-commercial/total commercial loans	0.98%	0.96%	0.96%	0.99%	1.13%
ALL-consumer/total consumer and home mortgage loans	0.61%	0.60%	0.57%	0.57%	0.63%
ALL/nonperforming loans	140.99%	152.02%	140.02%	128.67%	131.01%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	357.15%	383.19%	342.97%	350.77%	339.79%

CAPITAL RATIOS
Total equity/total assets	12.11%	11.95%	11.77%	11.98%	11.90%
Tangible equity/tangible assets	9.53%	9.34%	9.15%	9.31%	9.26%
Tangible equity/risk-weighted assets	11.50%	11.39%	11.35%	11.11%	11.31%
Tier 1 leverage ratio	10.34%	10.03%	10.05%	10.26%	10.41%
Common equity tier 1 capital ratio	11.83%	11.76%	11.88%	11.77%	12.20%
Tier 1 risk-based capital ratio	12.38%	12.31%	12.45%	12.33%	12.76%
Total risk-based capital ratio	13.15%	13.07%	13.21%	13.07%	13.61%

STOCK PERFORMANCE
Market value-Close	$34.11	$33.25	$33.63	$28.43	$33.65
Book value	$25.60	$25.13	$24.49	$24.17	$23.66
Tangible book value	$19.57	$19.10	$18.48	$18.24	$17.86

(1)  The efficiency ratio is noninterest expense (excluding amortization of purchased intangibles and other real estate expense, net) to total net interest income (FTE) and noninterest income (excluding security gains (losses), net and amortization of partnership tax credits).  Any significant non-routine income and expense items are adjusted accordingly.

(2) Excludes acquired loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2019
($ in thousands)
(unaudited)

Note 1 – Leases

ASU 2016-02, “Leases (Topic 842)” became effective for Trustmark on January 1, 2019.  As a result, during the first quarter of 2019, Trustmark recorded operating lease right-of-use assets and operating lease liabilities of $33.9 million and $34.9 million, respectively, in its consolidated balance sheet.  In addition, Trustmark recorded finance lease right-of-use assets, net of accumulated depreciation of $11.2 million in premises and equipment, net and finance lease liabilities of $11.2 million in other borrowings.  The effect on Trustmark’s consolidated income statement is considered immaterial.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations	$24,697	$26,646	$28,008	$30,335	$32,371
Obligations of states and political subdivisions	35,001	38,698	50,954	50,676	57,264
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	63,391	65,716	66,176	67,494	65,847
Issued by FNMA and FHLMC	589,962	624,364	645,958	666,684	684,474
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	705,601	751,371	784,566	811,601	840,073
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	135,053	136,930	147,783	185,023	184,604
Total securities available for sale	$1,553,705	$1,643,725	$1,723,445	$1,811,813	$1,864,633

SECURITIES HELD TO MATURITY
U.S. Government agency obligations	$3,770	$3,758	$3,747	$3,736	$3,725
Obligations of states and political subdivisions	31,806	32,860	35,352	35,783	42,623
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	10,994	11,184	11,710	12,090	12,316
Issued by FNMA and FHLMC	102,048	106,755	111,962	115,133	119,040
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	510,770	536,166	559,690	578,827	600,635
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	126,034	134,813	161,858	164,074	165,544
Total securities held to maturity	$785,422	$825,536	$884,319	$909,643	$943,883

At September 30, 2019, the net unamortized, unrealized loss included in accumulated other comprehensive loss in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $12.9 million ($9.6 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 97.1% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2019
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Loans secured by real estate:
Construction, land development and other land loans	$1,135,999	$1,111,297	$1,209,761	$1,056,601	$1,031,491
Secured by 1-4 family residential properties	1,820,455	1,818,126	1,810,872	1,825,492	1,801,029
Secured by nonfarm, nonresidential properties	2,442,308	2,326,312	2,241,072	2,220,914	2,294,289
Other real estate secured	668,667	635,839	528,032	543,820	453,687
Commercial and industrial loans	1,491,367	1,533,318	1,558,057	1,538,715	1,565,922
Consumer loans	176,894	176,133	176,619	182,448	182,709
State and other political subdivision loans	978,456	982,187	982,626	973,818	929,178
Other loans	509,522	533,547	487,975	494,060	488,725
LHFI	9,223,668	9,116,759	8,995,014	8,835,868	8,747,030
Allowance for loan losses	(83,226)	(80,399)	(79,005)	(79,290)	(88,874)
Net LHFI	$9,140,442	$9,036,360	$8,916,009	$8,756,578	$8,658,156

ACQUIRED LOANS BY TYPE	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Loans secured by real estate:
Construction, land development and other land loans	$5,417	$5,705	$5,728	$5,878	$6,657
Secured by 1-4 family residential properties	18,437	19,967	21,441	22,556	25,274
Secured by nonfarm, nonresidential properties	40,930	43,444	46,492	47,979	66,865
Other real estate secured	6,887	7,416	8,026	8,253	8,507
Commercial and industrial loans	4,925	6,193	6,359	15,267	16,610
Consumer loans	593	852	1,033	1,356	1,514
Other loans	3,815	4,307	4,122	5,643	7,188
Acquired loans	81,004	87,884	93,201	106,932	132,615
Allowance for loan losses, acquired loans	(1,249)	(1,398)	(1,297)	(1,231)	(1,714)
Net acquired loans	$79,755	$86,486	$91,904	$105,701	$130,901

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2019
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	September 30, 2019
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,135,999	$392,477	$66,158	$333,988	$26,091	$317,285
Secured by 1-4 family residential properties	1,820,455	121,831	38,897	1,562,384	82,598	14,745
Secured by nonfarm, nonresidential properties	2,442,308	659,792	240,514	913,696	154,075	474,231
Other real estate secured	668,667	190,140	28,558	265,986	10,081	173,902
Commercial and industrial loans	1,491,367	213,605	22,804	768,433	309,075	177,450
Consumer loans	176,894	24,232	7,220	124,288	18,577	2,577
State and other political subdivision loans	978,456	106,533	40,628	608,661	27,691	194,943
Other loans	509,522	78,614	17,333	311,756	59,367	42,452
Loans	$9,223,668	$1,787,224	$462,112	$4,889,192	$687,555	$1,397,585

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$63,792	$17,389	$13,804	$23,876	$1,955	$6,768
Development	65,661	10,008	7,148	27,030	4,666	16,809
Unimproved land	104,624	21,497	15,442	34,692	12,880	20,113
1-4 family construction	244,493	110,665	18,765	83,839	2,729	28,495
Other construction	657,429	232,918	10,999	164,551	3,861	245,100
Construction, land development and other land loans	$1,135,999	$392,477	$66,158	$333,988	$26,091	$317,285

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Non-owner occupied:
Retail	$403,515	$172,009	$47,835	$97,741	$23,734	$62,196
Office	238,781	60,140	17,465	61,779	7,839	91,558
Hotel/motel	306,027	110,834	90,205	53,726	40,188	11,074
Mini-storage	103,819	11,587	3,225	41,274	569	47,164
Industrial	181,466	88,938	6,290	27,012	2,254	56,972
Health care	52,598	11,199	3,267	34,321	—	3,811
Convenience stores	22,339	3,189	—	8,481	657	10,012
Other	54,467	4,314	6,679	10,125	5,965	27,384
Total non-owner occupied loans	1,363,012	462,210	174,966	334,459	81,206	310,171

Owner-occupied:
Office	143,386	35,961	26,856	50,830	5,336	24,403
Churches	102,277	22,837	6,454	43,770	14,321	14,895
Industrial warehouses	145,760	11,818	3,420	65,102	12,483	52,937
Health care	124,138	18,622	7,453	82,350	2,568	13,145
Convenience stores	106,546	13,072	7,159	63,830	908	21,577
Retail	70,423	16,398	7,422	25,770	4,379	16,454
Restaurants	54,942	3,897	1,339	31,144	16,698	1,864
Auto dealerships	29,944	7,657	305	13,512	8,470	—
Nursing homes/senior living	216,863	62,871	—	148,061	5,931	—
Other	85,017	4,449	5,140	54,868	1,775	18,785
Total owner-occupied loans	1,079,296	197,582	65,548	579,237	72,869	164,060
Loans secured by nonfarm, nonresidential properties	$2,442,308	$659,792	$240,514	$913,696	$154,075	$474,231

(1)	Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2019
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Securities – taxable	2.23%	2.25%	2.27%	2.24%	2.24%	2.25%	2.25%
Securities – nontaxable	3.76%	3.78%	3.80%	3.60%	3.66%	3.78%	3.67%
Securities – total	2.26%	2.28%	2.31%	2.28%	2.27%	2.28%	2.28%
Loans - LHFI & LHFS	4.90%	4.98%	4.93%	4.78%	4.72%	4.93%	4.59%
Acquired loans	11.08%	8.84%	7.45%	9.89%	10.82%	9.00%	9.44%
Loans - total	4.95%	5.01%	4.96%	4.86%	4.82%	4.97%	4.70%
FF sold & rev repo	2.49%	2.52%	2.93%	1.88%	2.50%	2.52%	1.99%
Other earning assets	2.35%	2.31%	2.67%	2.29%	2.20%	2.44%	2.07%
Total earning assets	4.38%	4.37%	4.32%	4.21%	4.16%	4.36%	4.05%

Interest-bearing deposits	0.96%	0.99%	0.93%	0.84%	0.73%	0.96%	0.61%
FF pch & repo	1.53%	0.63%	1.38%	1.78%	1.54%	1.32%	1.34%
Other borrowings	2.35%	2.33%	2.19%	2.33%	2.34%	2.29%	1.93%
Total interest-bearing liabilities	0.99%	1.01%	0.95%	0.90%	0.80%	0.99%	0.70%

Net interest margin	3.66%	3.64%	3.63%	3.56%	3.59%	3.64%	3.54%
Net interest margin excluding acquired loans	3.61%	3.60%	3.60%	3.50%	3.50%	3.60%	3.44%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the third quarter of 2019, the yield on acquired loans totaled 11.08% and included $1.1 million in recoveries from the settlement of debt, which represented approximately 5.09% of the annualized total acquired loan yield.  During the second quarter of 2019, the yield on acquired loans totaled 8.84% and included $583 thousand in recoveries from the settlement of debt, which represented approximately 2.56% of the annualized total acquired loan yield.

Excluding acquired loans, the net interest margin increased to 3.61% for the third quarter of 2019 when compared to the second quarter of 2019, as a decline in the yield on the loans held for investment and held for sale portfolio was offset by runoff of maturing investment securities, decline in other earning assets, favorable funding mix, and lower costs of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $3.7 million primarily due to market volatility and lower rates during the third quarter of 2019.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Mortgage servicing income, net	$5,688	$5,734	$5,607	$5,730	$5,428	$17,029	$16,518
Change in fair value-MSR from runoff	(3,569)	(2,918)	(2,398)	(2,752)	(3,181)	(8,885)	(9,022)
Gain on sales of loans, net	8,458	5,522	3,576	5,206	6,411	17,556	16,410
Other, net	1,341	2,010	1,405	(1,393)	(83)	4,756	1,577
Mortgage banking income before hedge ineffectiveness	11,918	10,348	8,190	6,791	8,575	30,456	25,483
Change in fair value-MSR from market changes	(8,054)	(8,209)	(8,863)	(6,537)	2,615	(25,126)	13,879
Change in fair value of derivatives	4,307	8,156	4,115	5,462	(2,543)	16,578	(10,404)
Net positive (negative) hedge ineffectiveness	(3,747)	(53)	(4,748)	(1,075)	72	(8,548)	3,475
Mortgage banking, net	$8,171	$10,295	$3,442	$5,716	$8,647	$21,908	$28,958

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2019
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Partnership amortization for tax credit purposes	$(1,994)	$(2,010)	$(2,010)	$(2,101)	$(2,202)	$(6,014)	$(6,606)
Increase in life insurance cash surrender value	1,814	1,803	1,783	1,808	1,805	5,400	5,313
Other miscellaneous income	2,169	2,337	2,466	2,197	1,755	6,972	6,125
Total other, net	$1,989	$2,130	$2,239	$1,904	$1,358	$6,358	$4,832

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Loan expense	$2,886	$3,003	$2,697	$2,425	$2,824	$8,586	$8,661
Amortization of intangibles	1,021	992	1,101	1,279	1,286	3,114	3,969
Other miscellaneous expense	6,880	7,819	8,413	8,549	7,585	23,112	23,153
Total other expense	$10,787	$11,814	$12,211	$12,253	$11,695	$34,812	$35,783

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2019
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Nine Months Ended
		9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,634,646	$1,605,745	$1,590,187	$1,595,132	$1,597,588	$1,610,356	$1,584,095
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(8,706)	(9,631)	(10,666)	(11,811)	(13,083)	(9,660)	(14,405)
Total average tangible equity		$1,246,313	$1,216,487	$1,199,894	$1,203,694	$1,204,878	$1,221,069	$1,190,063

PERIOD END BALANCES
Total shareholders' equity		$1,645,362	$1,618,550	$1,587,028	$1,591,453	$1,599,604
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(8,345)	(9,101)	(10,092)	(11,112)	(12,391)
Total tangible equity	(a)	$1,257,390	$1,229,822	$1,197,309	$1,200,714	$1,207,586

TANGIBLE ASSETS
Total assets		$13,584,786	$13,548,958	$13,478,017	$13,286,460	$13,439,812
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(379,627)
Identifiable intangible assets		(8,345)	(9,101)	(10,092)	(11,112)	(12,391)
Total tangible assets	(b)	$13,196,814	$13,160,230	$13,088,298	$12,895,721	$13,047,794
Risk-weighted assets	(c)	$10,935,018	$10,796,903	$10,548,472	$10,803,313	$10,681,621

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$41,035	$42,140	$33,339	$36,688	$36,253	$116,514	$112,896
Plus: Intangible amortization net of tax		766	744	826	959	965	2,336	2,979
Net income adjusted for intangible amortization		$41,801	$42,884	$34,165	$37,647	$37,218	$118,850	$115,875
Period end common shares outstanding	(d)	64,262,779	64,398,846	64,789,943	65,834,395	67,621,369

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		13.31%	14.14%	11.55%	12.41%	12.26%	13.01%	13.02%
Tangible equity/tangible assets	(a)/(b)	9.53%	9.34%	9.15%	9.31%	9.26%
Tangible equity/risk-weighted assets	(a)/(c)	11.50%	11.39%	11.35%	11.11%	11.31%
Tangible book value	(a)/(d)*1,000	$19.57	$19.10	$18.48	$18.24	$17.86

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,645,362	$1,618,550	$1,587,028	$1,591,453	$1,599,604
AOCI-related adjustments		20,858	24,816	40,915	55,679	79,946
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(365,741)	(365,745)	(365,748)	(365,779)	(365,823)
Other adjustments and deductions for CET1 (2)		(6,671)	(8,268)	(9,099)	(9,815)	(10,868)
CET1 capital	(e)	1,293,808	1,269,353	1,253,096	1,271,538	1,302,859
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		—	—	—	—	—
Additional tier 1 capital		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,353,808	$1,329,353	$1,313,096	$1,331,538	$1,362,859

Common equity tier 1 capital ratio	(e)/(c)	11.83%	11.76%	11.88%	11.77%	12.20%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.